Exhibit 3.1

SEAL	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 687 5708 Website: secretaryofstate.biz	FILED # C1217404
MAY 06 2004 IN THE OFFICE OF /s/ Dean Heller DEAN HELLER SECRETARY OF STATE
Articles of Incorporation (PURSUANT TO NRS 78)

(ABOVE SPACE IS FOR OFFICE USE ONLY)

IMPORTANT: Read instructions on reverse side before completing this form.

1. Name Of Corporation:	Rub Music Enterprises, Inc..
2. Resident Agent And Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada
Name

6100 Neil Road, Suite 500	Reno NEVADA	89511
Street Address	City	Zip Code

Optional Mailing Address	City	State	Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 55,000,000 Par Value: $0.001	Number of shares without par value:
4. Name & Address of Board of Directors(Trustees) (attach additional page if more than 3 directors/trustees)	1	Benjamin David Carson
Name
1335 4TH Street	Santa Monica CA	90401
Street Address	City State	Zip
2
Name

Street Address	City State	Zip
3
Name

Street Address	City State	Zip
5. Purpose (optional-see instructions):	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page if more than 1 incorporator)
Benjamin David Carson	/s/ Benjamin David Carson
Name	Signature

1335 4TH Street	Santa Monica	CA	90401
Address	City	State	Zip

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation.

/s/	5/6/04
Authorized Signature of R.A. or on Behalf of R. A. Company	Date

This form must be accompanied by appropriate fees. See attached fee schedule

Nevada Secretary of State Form 78 Articles 2003